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PROXY                                                                     PROXY

                       Solicited by the Board of Directors
                         CLEAN DIESEL TECHNOLOGIES, INC.
                 Annual Meeting of Stockholders - June 17, 1998

         The undersigned hereby appoints Ralph E. Bailey, Jeremy D. Peter-Hoblyn and Lee K. Tinto, and each of them, with full power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Clean Diesel Technologies, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Holiday Inn Select Stamford, 700 Main Street, Stamford, Connecticut 06901 at 10:00 a.m., on Wednesday June 17, 1998, and at any adjournments or postponements of such meeting, for the following purposes and with discretionary authority as to any other matters that may properly come before the meeting all in accordance with and as described in the Notice of Meeting and accompanying Proxy Statement. The Board of Directors recommends a vote for all nominees for election as director and for proposals 2 and 3. If no direction is given, this proxy will be voted for all nominees and for such proposals.

             IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE

                            . Fold and Detach Here .

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1. Election as Directors of Ralph E. Bailey, Douglas G. Bailey,
John A. de Havilland, Charles W. Grinnell, Jeremy D. Peter-Hoblyn and James M. Valentine.

FOR all nominees                   WITHHOLD
listed above (except               AUTHORITY
as marked to the                to vote for all
contrary)                     nominees listed above



(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

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2. Approve the appointment of Ernst & Young LLP as independent auditors for the year 1998

FOR         AGAINST       ABSTAIN


3. Approve the amendment of the certificate of incorporation of the Company to increase the authorized common shares of the Company from 5 million to 15 million.

FOR         AGAINST       ABSTAIN



                                  Dated _________________________________, 1998


                                  _____________________________________________


                                  _____________________________________________
                                    (Signature of Stockholder)

                                  Please sign exactly as name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.